      Exhibit 99

Form 3 Joint Filer Information

      Name:     Nelson Resources Limited

      Address:    c/o Commonwealth & British Services

      19 Berkeley Street, 7th Fl.

      London UK

      W1J 8ED

      Designated Filer:   NRL Acquisition Corp.

      Issuer & Ticker Symbol:  Chaparral Resources, Inc. (CHAR)

      Date of Event

Requiring Statement:  5/17/04

      Signature:    By: /s/ R. Frederick Hodder

      Title: Chief Financial Officer